Exhibit 31.4

CERTIFICATIONS

          I, Jeffrey A. McCandless, certify that:

          1.     I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Tier Technologies, Inc.;

          2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3.     Omitted;

          4.     Omitted; and

          5.     Omitted.

Dated: February 16, 2005	/s/ JEFFREY A. MCCANDLESS

Jeffrey A. McCandless Chief Financial Officer